SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                             FEBRUARY 18, 1999
                  _______________________________________
              Date of Report (Date of earliest event reported)

                          USN COMMUNICATIONS, INC.
           ______________________________________________________
           (Exact name of Registrant as specified in its charter)

          DELAWARE             333-16265                36-3947804
      ______________     _____________________      __________________
      (State of          (Commission File No.)      (IRS Employer
      Incorporation)                                Identification No.)

       10 SOUTH RIVERSIDE PLAZA, SUITE 2000, CHICAGO, ILLINOIS 60606
        ____________________________________________________________
        (Address of principal executive offices, including zip code)

                               (312) 906-3600
            ____________________________________________________
            (Registrant's telephone number, including area code)

                                    N/A
       _____________________________________________________________
        (Former name or former address, if changed since last report)



 ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

      On February 18, 1999, registrant USN Communications, Inc. (the "Company") and twelve of its subsidiaries (collectively, the "Debtors") filed for protection under Chapter 11 in the United States District Court for the District of Delaware (the "Court"). The cases have been consolidated for the purpose of joint administration and have been assigned to the Honorable Peter J. Walsh. The consolidated caption is: In re USN Communications, Inc., et al., Case No. 99-383 (PJW). At a first day hearing conducted on February 19, 1999 and continued on February 22, 1999, the Court entered nineteen orders granting authority to the Debtors to, among other things: honor prepetition payroll obligations; honor prepetition refunds or credits owed to existing customers; maintain existing bank accounts, cash management systems and business forms; retain professionals (including counsel, financial advisors and investment bankers) to represent the Company in connection with the Company's two proposed asset sales described herein, the debtor-in-possession financing described herein and the Debtors' Chapter 11 cases; and pay expense reimbursements of up to $1,000,000 and, in the event of a closing of an alternative transaction in lieu of the proposed sale, a termination fee of $750,000 under the terms of the Asset Purchase Agreement, dated as of February 19, 1999, among the Debtors and CoreComm Limited (the "CoreComm Agreement"), described further below.

      The Court also approved, on an interim basis, a debtor-in-possession financing facility in the approximate amount of $23 million and authorized the Debtors to use up to $18 million of such facility, pending final approval thereof, to continue operations, pay employees, purchase goods and services going forward and repurchase the Company's $15 million aggregate principal amount prepetition senior secured notes. A final hearing is scheduled for March 19 in which the Court will consider the Debtors' request for the use of the full debtor-in-possession financing committed by the debtor-in-possession participants. The motion filed with respect to the CoreComm Agreement seeks to grant the Debtors authority to sell substantially all of their assets, excluding the Company's Connecticut wireless subsidiaries, to CoreComm Limited ("CoreComm") for up to $85 million in cash plus warrants to purchase common stock of CoreComm. The agreement provides for approximately $25 million in cash, plus the warrants, to be paid at closing in addition to up to approximately $60 million payable to the Company depending on future operating results. The Court set a hearing date of April 2, 1999 with respect to the CoreComm Agreement and any competing bids.

      The Court also approved procedures for obtaining additional bids for the assets subject to the CoreComm Agreement as well as auction procedures for the sale of the Company's Connecticut wireless subsidiaries. Under the bidding and auction procedures approved by the Court, qualified bidders must complete their due diligence and submit qualified bids with respect to the Debtors' assets proposed to be sold to CoreComm, the Connecticut wireless subsidiaries or the combined assets on or prior to March 23, 1999.
 Objections to the proposed asset sales are also due on that date.   To the
 extent that qualified bids are received, an auction will be held for the qualified bidders on March 30, 1999 in New York City. In accordance with the order approving the bidding and auction procedures, detailed bidding and auction procedures were published and mailed to creditors and interested parties beginning on February 25.

      Copies of the orders and other documents filed in the case may be obtained for a nominal cost directly from (i) IKON Office Solutions at 901 North Market Street, Suite 718, Wilmington, Delaware 19801 (telephone (302) 777-4500, facsimile (302) 777-5155); and (ii) Lason Systems, Inc., Delaware Legal Copy Division, at One Rodney Square, Suite 505, Wilmington, Delaware 19801 (telephone (302) 426-5100; fax (302) 426-1503).

      The organizational meeting for the Debtors' creditors was set by the United States Trustee for March 5, 1999 in Wilmington, Delaware.

      On February 19, 1999, the Company issued the press release attached hereto as Exhibit 99 announcing the CoreComm Agreement and the commencement of the Debtors' Chapter 11 cases.


 ITEM 5.   OTHER EVENTS

      The CoreComm Agreement (as defined above) provides for the sale of substantially all of the assets of the Company and, except for the Company's Connecticut wireless subsidiaries ("USN Wireless"), of the Company's subsidiaries to CoreComm for up to $85 million in cash plus warrants to purchase a total of 350,000 shares of common stock of CoreComm. The agreement provides for approximately $25 million, based upon revenues of the Company's Ohio operations prior to closing, and the warrants to be paid to the Company at closing. In addition, the Company may receive an additional payment of up to approximately $60 million, plus an additional cash payment to be determined depending on revenues of the Company's operations, other than in Ohio, during the six month period ending on March 31, 2000.

      Under the terms of the CoreComm Agreement, the Company is obligated, among other things, to use all commercially reasonable efforts to conduct its business in the ordinary course, to meet its post-bankruptcy filing obligations as they become due and to fulfill its commitments to customers. The Company is permitted under the CoreComm Agreement to sell USN Wireless. The consummation of the transactions contemplated by the CoreComm Agreement is subject to a number of customary and other conditions including receipt of necessary state and federal regulatory approvals, maintenance of certain revenue criteria and the receipt of required audited consolidated financial statements of the Company. The CoreComm Agreement is terminable, among other events, by CoreComm if Court approval of the agreement is not obtained by April 23, 1999 and by either party if the closing shall not have occurred by May 31, 1999 (subject to an automatic one month extension if the closing shall not have occurred because of the failure to obtain the necessary regulatory approvals). Reimbursement by the Company of actual expenses of up to $1 million incurred by CoreComm in connection with the transactions contemplated by the CoreComm Agreement is required in certain events. A termination fee of $750,000 is payable to CoreComm in certain circumstances upon the consummation of an Alternative Transaction (as defined in the CoreComm Agreement).

      The Company, CoreComm and Merrill Lynch Global Allocation Fund, Inc. (together with CoreComm, the "Note Purchasers") entered into a Note Purchase Agreement and related agreements, dated as of February 23, 1999 (the "Note Purchase Agreement"), providing for the sale to the Note Purchasers of up to approximately $23 million aggregate principal amount of the Company's 14% senior secured notes due June 30, 1999. As part of the orders described above the Court authorized the Debtors to use up to $18 million immediately to continue operations, pay employees, purchase goods and services going forward and repurchase the Company's $15 million aggregate principal amount prepetition senior secured notes. A final hearing is scheduled for March 19, 1999 in which the Court will consider the Debtors' request for the use of the full amount of the debtor-in-possession financing available under the Note Purchase Agreement.

      The descriptions set forth above of the CoreComm Agreement and the Note Purchase Agreement do not summarize all of the material provisions of such documents. Copies of such documents are filed herewith as exhibits as noted below. The terms of such documents are hereby incorporated herein by reference. Investors are urged to obtain and fully review copies of such documents.

      This Report contains statements which constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" in this Report include the intent, belief or current expectations of the Company and members of its management team with respect to the timing of, completion of and scope of the sale to CoreComm Limited, the proposed auction of the USN's Connecticut wireless subsidiaries, financing, and the Company's future liquidity, as well as the assumptions upon which such statements are based. While the Company believes that its expectations are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important facts currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Report include, but are not limited to, further adverse developments with respect to the Company's liquidity position or operations of the Company's various businesses, adverse development in the Company's efforts to complete the financing and/or sales agreement or to consummate an auction of the USN's Connecticut wireless subsidiaries; adverse developments in the timing or results of the Company's Chapter 11 operating plan (including the time line to complete to proposed sale transactions); and the ability of the Company to realize the anticipated general and administrative expense savings and overhead reductions presently contemplated. Additional factors that would cause actual results to differ materially from those contemplated within this Report can also be found in the Company's Reports on Form 8-K during 1998 and 1999, Form 10-Q for the quarter ended September 30, 1998, and Form 10-K for the year ended December 31, 1997.


 ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits

      The following exhibits are included with this Report:

      Exhibit 10.1 Asset Purchase Agreement, dated as of February 19, 1999, by and among the Company, certain of its subsidiaries and CoreComm Limited.

      Exhibit 10.2 Note Purchase Agreement, dated as of February 23, 1999, by and between USN Communications, Inc. and the Purchasers listed on Annex I thereto (the "Purchasers").

      Exhibit 10.3 Security Agreement, dated as of February 23, 1999, by and among the Purchasers, the Company and certain of its subsidiaries.

      Exhibit 10.4 Subsidiary Guaranty Agreement, dated as of February 23, 1999, by and among the Company, its subsidiaries and the Purchasers.

      Exhibit 10.5 Paying Agency Agreement, dated as of February 23, 1999, by and between the Company, the Purchasers and PricewaterHouseCoopers LLP, as Paying Agent.

      Exhibit 10.6 Collateral Agency Agreement, dated as of February 23, 1999, by and among PricewaterHouseCoopers LLP, as Collateral Agent, and the Purchasers.

      Exhibit 99.1             Press Release dated February 19, 1999.


                                 SIGNATURES


      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               USN COMMUNICATIONS, INC.


                               By:  /s/ Thomas A. Monson
                                    ---------------------------------------
                                    Thomas A. Monson
                                    Senior Vice President, General Counsel
                                    and Secretary